Exhibit 10.4

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], between (i) Kukugan Corp., a Cayman Islands exempted company (formerly known as Miluna Acquisition Corp, hereinafter referred to as “Purchaser” prior to the Closing and “PubCo” following the Closing), and (ii) the undersigned (each of such undersigned, a “Holder” and collectively, the “Holders”). Purchaser (or PubCo) and the Holders are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, Purchaser, Kukugan Invest, a Cayman Islands exempted company (“Parent”), and CADV Ventures S.A., a company incorporated under the laws of Poland and a wholly-owned subsidiary of Parent (the “Company”), entered into a business combination agreement, dated April 23, 2026 (the “Business Combination Agreement”), pursuant to which the parties thereto shall consummate a series of transactions, including the merger of Parent with and into Purchaser, with Purchaser continuing as the surviving company, such that the Company shall become a wholly-owned subsidiary of Purchaser;

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by the Holders thereunder, the Parties desire to enter into this Agreement, pursuant to which the PubCo Ordinary Shares to be received by the Holders pursuant to the Business Combination Agreement and in accordance with the provisions of applicable Law (together with any securities paid as bonus share issuance, dividends or distributions with respect to such securities or into which such securities are changed or exchanged or which are received in any recapitalization, share exchange, share conversion or similar transactions, the “Restricted Securities”), shall become subject to limitations on disposition as set forth herein; and

WHEREAS, as of immediately after the Effective Time, each Holder will be the holder of record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), with the sole or shared power to dispose of (or power to cause the disposition of) and the sole or shared power to vote (or power to direct the voting of) such number of Restricted Securities set forth opposite such Holder’s name on Exhibit A hereto.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Lock-Up Provisions.

(a) For the purposes of this Section 1, “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell (including, for the avoidance of doubt, by operation of law and through a distribution in specie), hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (iii) deposit any Restricted Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (iv) public announcement of any intention to effect any transaction specified in clause (i), (ii) or (iii).

(b) Subject to Section 1(c) and the other terms of this Agreement, each Holder agrees that it shall not effectuate a Transfer of the Restricted Securities during the period commencing on the Closing Date and ending at 11:59 p.m. Eastern time on the date that is the earliest of (x) six (6) months after the Closing and (y) the date following the Closing on which PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property (the “Lock-Up Period”).

(c) Notwithstanding the provisions set forth in Section 1(b), the following Transfers of the Restricted Securities that are held by any of the Holders (and that have complied with this Section 1(c)) are permitted during the Lock-Up Period in the case of any Holder or its permitted transferees:

(i)	to any Affiliates or immediate family members of any of the relevant Holder’s officers or directors, any Affiliates of the Holders, or any employees of such Affiliates;

(ii)	in the case of an individual, to any immediate family members of such individual;

(iii)	to any investment funds or vehicles controlled or managed by the securityholder or any of its Affiliates;

(iv)	by gift to a trust, the beneficiary of which is a Person to whom a Transfer would be permitted under Section 1(c)(i), or to a charitable organization;

(v)	in the case of an individual, by virtue of laws of descent and distribution upon death of such individual;

(vi)	in the case of an individual, pursuant to a qualified domestic relations order;

(vii)	in the case of an individual, to a partnership, limited liability company or other entity of which such individual and/or the family members of such individual are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(viii)	to a nominee or custodian of a Person to whom a Transfer would be permitted under Section 1(c)(i);

(ix)	pursuant to any final, non-appealable order of a court or regulatory authority of competent jurisdiction to which such Holder is subject;

(x)	in the case of an entity that is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(xi)	in the case of an entity, as part of a distribution to members, partners, shareholders or equityholders of the entity;

(xii)	by virtue of the laws of an entity’s jurisdiction of incorporation or organization, an entity’s organizational documents or the rights attaching to the equity interests in the entity upon dissolution of such entity;

(xiii)	in connection with the exercise of any options, warrants or other convertible securities to purchase PubCo Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis) to the extent that any PubCo Ordinary Shares issued upon such exercise are Restricted Securities subject to the applicable restrictions under Section 1(b) of this Agreement;

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(xiv)	in the case of an entity, to satisfy tax withholding obligations in connection with such entity’s equity incentive plans or arrangements;

(xv)	in connection with any bona fide mortgage, pledge or encumbrance to a financial institution, as collateral or security in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof;

(xvi)	in connection with a transfer pursuant to a bona fide third party tender offer, merger, consolidation, liquidation, share exchange or other similar transaction made to all holders of PubCo Ordinary Shares involving a change of control of PubCo or which results in all of the holders of PubCo Ordinary Shares having the right to exchange their PubCo Ordinary Shares for cash, securities or other property subsequent to the consummation of such transaction;

(xvii)	the entry, by the securityholder, at any time on or after the Closing Date, of any trading plan providing for the sale of Restricted Securities, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided, however, that such plan does not provide for, or permit, the sale of any Restricted Securities during the applicable Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the applicable Lock-Up Period; and

(xviii)	to satisfy any applicable U.S. or non-U.S. federal, state, or local income tax obligations of a securityholder (or its direct or indirect owners) arising from a change in applicable tax law after the date on which the Business Combination Agreement was executed by the parties, and such change prevents the Business Combination from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Business Combination does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction.

provided, that in each of clauses (i) through (xiii), (xv) and (xvi), the transferee must enter into a written joinder agreement, in a form reasonably acceptable to PubCo, agreeing to be bound by the terms of the applicable restrictions under Section 1(a) and the Lock-Up Period in Section 1(b) of this Agreement (unless the transferee is PubCo). If dividends are declared and payable on any Restricted Securities, such dividends will also be Restricted Securities subject to the applicable restrictions under Section 1(b) of this Agreement.

(d) If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and PubCo shall refuse to recognize any such transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, PubCo may impose stop-transfer instructions with respect to the Restricted Securities of the Holder (and any transferees and assigns thereof) until the end of the Lock-Up Period and may pursue any other remedy available to it at law or in equity.

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(e) During the Lock-Up Period, each certificate and book entry position evidencing any Restricted Securities (if any are issued) shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT, AS AMENDED, WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, each Holder shall retain all of its, his or her rights as a shareholder of PubCo with respect to the Restricted Securities during the Lock-Up Period, including the right to receive dividends and the right to vote any Restricted Securities (subject to the other provisions hereof).

2. Miscellaneous.

(a) Authorization. Each Holder, severally and not jointly, hereby represents and warrants that he, she or it has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable in accordance with its terms. Upon request, each Holder will execute any additional documents as may be necessary in connection with enforcement hereof.

(b) Termination. This Agreement shall automatically terminate with respect to each of the Parties when the applicable restrictions on the securities of such Party hereunder, have ended.

(c) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of all Parties hereto, provided, further, that no consent shall be required in connection with an assignment of rights arising solely from a Transfer permitted under Section 1(c) of this Agreement. Any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder.

(d) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

(e) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). The Parties hereby (a) submit to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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(f) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(f).

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (a) in person, (b) by e-mail (without receiving notice of non-receipt or other “bounce-back”), (c) by reputable, nationally recognized overnight courier service or (d) by registered or certified mail, pre-paid and return receipt requested; provided, however, that notice given pursuant to clauses (c) and (d) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (without receiving notice of non-receipt or other “bounce-back”); in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Purchaser, at or prior to the Closing, to: Miluna Acquisition Corp 12F, No. 43, Cheng Gong Road, Sec 4, Neihu Taipei, Taiwan Attn: Hao Yuan Email: [Redacted]	with a copy (which will not constitute notice) to: Hunter Taubman Fisher & Li LLC 950 Third Avenue, 19th Floor New York, New York 10022 Attn: Sally Yin Email: sally.yin@htflawyers.com

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If to a Holder, to: the address on such Holder’s signature page hereto with a copy (which will not constitute notice) to:

Rimôn PC

1050 Connecticut Avenue, NW Suite 500

Washington, DC, 20036

Attn: Deborrah Klis; Mark Lee

Email: deborrah.klis@rimonlaw.com;

mark.c.lee@rimonlaw.com

(i) Amendments and Waivers. This Agreement may be amended, supplemented, modified or waived only by execution of a written instrument signed by each of the Parties. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties further agree that each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree (i) not to assert that a remedy of specific enforcement pursuant to this Section 2(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (ii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Parties, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties.

(m) Entire Agreement. This Agreement and the Business Combination Agreement constitute the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly superseded; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Parties under any other agreement among the Parties or any certificate or instrument executed by any Holder in favor of PubCo, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of the Parties under this Agreement.

(n) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(o) Counterparts; Electronic Signatures. This Agreement may be executed and delivered (including by email, electronic signature (including via DocuSign or similar platform) or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PUBCO

Kukugan Corp.

By:
Name:
Title:

HOLDER

By:
Name:
Address:

[Signature Page to Lock-Up Agreement]

Exhibit A

Restricted Securities

Party	Restricted Securities
[●]	[●]

Exhibit A